UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

JAGUAR HEALTH, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

JAGUAR HEALTH, INC.

200 Pine Street

Suite 400

San Francisco, CA 94104

SUPPLEMENT TO PROXY STATEMENT

FOR A SPECIAL MEETING OF STOCKHOLDERS

To Be Held On December 9, 2020

Explanatory Statement

The following information in the Current Report on Form 8-K supplements and relates to the definitive proxy statement, dated November 6, 2020 (the “Proxy Statement”), which was mailed by Jaguar Health, Inc. (the “Company”) to its stockholders in connection with the Company’s Special Meeting of Stockholders to be held on December 9, 2020. This supplement is being filed with the U.S. Securities and Exchange Commission (“SEC”) on December 4, 2020.

This supplement should be read in conjunction with the Proxy Statement. If you have already submitted a proxy and do not wish to change your vote, you do not need to take any further action. If you have submitted a proxy and wish to change your vote, you may change your vote and revoke your proxy by (1) delivering to the Secretary of the Company at or before the Special Meeting a written notice of revocation bearing a later date than the proxy, (2) duly executing a subsequent proxy and delivering it to the Secretary of the Company at or before the Special Meeting, or (3) attending the Special Meeting and voting in person (although attendance at the Special Meeting will not in and of itself constitute revocation of a proxy).  Any written notice of revocation or subsequent proxy should be delivered at or prior to the Special Meeting to: Jaguar Health, Inc., 200 Pine Street, Suite 400, San Francisco, CA 94104, Attention: Jonathan S. Wolin. Beneficial owners of the Company’s common stock who are not holders of record and wish to revoke their proxy should contact their bank, brokerage firm or other custodian, nominee or fiduciary to inquire about how to revoke their proxy.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2020

JAGUAR HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36714	46-2956775
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Pine Street, Suite 400 San Francisco, California	94104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 371-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	JAGX	The Nasdaq Capital Market

Item 8.01    Other Events.

On December 2, 2020, Jaguar Health, Inc. (the “Company”) received an unsolicited letter (the “Letter”) from the Office of Appeals and Review of The Nasdaq Stock Market LLC (“Nasdaq”) staying the stipulation for the Company to comply with the minimum bid price requirement by December 23, 2020 set forth in the October 28, 2020 decision of the Nasdaq Listing Qualifications Panel (the “Panel”). The Letter indicated that the Nasdaq Listing and Hearing Review Council (the “Listing Council”) had exercised its discretion to call for review the October 28, 2020 decision of the Panel. By its decision, the Panel granted the Company an extension to remedy the bid price deficiency, but only through December 23, 2020. Pursuant to the Nasdaq Listing Rules, the Panel had the discretion to grant Jaguar an extension through March 10, 2021.

The Listing Council stated that it will consider whether the Panel should have granted the Company a longer period to regain compliance with the bid price requirement and that, during the pendency of the Listing Council’s review, the terms of the Panel’s October 28, 2020 decision had been stayed.

The foregoing description of the Letter is not complete and is qualified in its entirety by reference to the Letter, which is filed as Exhibit 99.1 to this report and incorporated by reference herein.

Item 9.01   Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
99.1	Nasdaq Call for Review Letter, dated December 2, 2020.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAGUAR HEALTH, INC.

	By:	/s/ Lisa A. Conte
		Name:	Lisa A. Conte
		Title:	Chief Executive Officer & President

Date: December 4, 2020

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Exhibit 99.1

December 2, 2020

Via Electronic Mail

Jaguar Health, Inc.

c/o Katherine Petty

Donohoe Advisory Associates LLC

9901 Belward Campus Drive,

Suite 175

Rockville, MD 20850

RE:         Docket No. NQ 6431C-20: Jaguar Health, Inc. (the “Company”)

Dear Ms. Petty:

This letter informs you that the Nasdaq Listing and Hearing Review Council (the “Listing Council”) has exercised its discretion, pursuant to Nasdaq Listing Rule 5825, to review the October 28, 2020 decision of the Nasdaq Listing Qualifications Panel (the “Panel”) concerning the Company.

In particular, the Listing Council will review the question of whether the Panel should have granted the Company a longer exception period within which to regain compliance with Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”).  Previously, the Nasdaq Listing Qualifications Department (“Staff”) had granted the Company 180 calendar days to regain compliance with the Bid Price Rule, and Staff tolled the expiration of this exception period until September 10, 2020.  After the Company failed to regain compliance by the September 10 deadline, Staff notified the Company of its intention to delist the Company’s securities from Nasdaq.  Upon reviewing Staff’s delist determination, the Panel issued a decision on October 28 in which it granted the Company’s request for continued listing, but it decided against granting the Company an additional 180 days to regain compliance, as it concluded that the Company had the means at its disposal to conduct a reverse stock split at an earlier date.  Instead, the Panel decided that it would be in the best interests of prospective investors and the markets to grant the Company a shorter exception period to regain compliance with the Bid Price Rule — on or before December 23, 2020.  The call for review will examine the issue of whether the Panel erred in so limiting the length of the exception period.  The Council will consider no other matters in this proceeding unless the Company files a timely appeal of the Panel’s decision.

Nasdaq, Inc. • 805 King Farm Blvd. • Rockville, MD 20850 • www.nasdaq.com

Call for Review Letter

The Company may submit a brief memorandum to the Council that: (1) states its position as to whether it agrees with and intends to meet the Panel’s December 23, 2020 deadline for the Company to regain compliance with the Bid Price Rule; (2) explains and provides support for its position; and (3) if the Company believes that the December 23 deadline was infeasible or inappropriate, proposes an alternative timeline and plan for regaining compliance with the Bid Price Rule.  Any submission provided should be one e-mail attachment.  The Company’s memorandum must be provided by no later than close of business on December 16, 2020.

Staff may provide the Listing Council by close of business on December 30, 2020 with a memorandum, which should include current financial information regarding the Company, and any additional information that Staff believes would assist the Listing Council in its review of this matter.  The Company may respond to any such Staff submission by close of business on January 6, 2021.

Upon closing of the record, the parties will be provided with a list of those documents comprising the record on review.  Any corrections or clarifications concerning what is included in the record must be raised no later than three business days thereafter.

All submissions and written communications to the Listing Council should be forwarded, by e-mail, to appeals@nasdaq.com.  Your e-mailed document must be titled and clearly identified by the Company’s name and the type of document (e.g., IdealCorp Brief).  The subject line of the e-mail sent to appeals@nasdaq.com should also be clearly identified by company and subject matter.

The Listing Council will review the above-referenced decision on the basis of the written record.  The Listing Council may also consider the existence and content of public filings and press releases issued by the Company and the Company’s non-compliance with any Nasdaq listing requirements, and may take note of the Company’s bid price and market makers.

The Nasdaq Board will have the opportunity to call the Listing Council’s decision for review pursuant to Nasdaq Rule 5825.  A Form 25, notification of removal from listing, will be filed with the Securities and Exchange Commission (the “SEC”) as required by SEC Rule 19d-1 once final disposition of the matter in the Nasdaq proceeding is reached.  If the Company appeals the Listing Council’s decision to the SEC, Nasdaq will certify and file a copy of the entire record in this matter with the SEC as required by SEC Rule 19d-3.  Any information filed with the SEC will become part of the public record.  Further, Nasdaq may make a summary of the decision available on Nasdaq’s public website, and information provided to Nasdaq may be subject to disclosure through a subpoena or other request for access from a federal, state, or self-regulatory body.

During the pendency of this call for review, the Listing Council has determined to stay the effect of the Panel’s October 28, 2020 decision, including delisting of the Company’s securities from Nasdaq should the Company fail to regain compliance with the Bid Price Rule by December 23, 2020.

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Sincerely,

/s/ Brett Kitt

Brett Kitt
Counsel

cc:   David Strandberg — Listing Qualifications.

Erik Wittman — Listing Qualifications.

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